Exhibit 10.63


                         EXECUTIVE EMPLOYMENT AGREEMENT

      THIS AGREEMENT is made and entered into as of February 19, 1998 between Iris M. Ovshinsky (the "Executive") and Energy Conversion Devices, Inc., a Delaware corporation (the "Company").

      For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive do hereby agree as follows:

      Section 1. Employment and Duties. On the terms and subject to the conditions set forth in this Agreement, the Company agrees to employ the Executive as its Vice President, and the Executive hereby accepts such employment and agrees to perform such services as would be customary for such position or as otherwise reasonably requested from time to time by the Company's Board of Directors. Except in connection with normal business travel, the Executive shall not be required to perform her duties under this Agreement at a location other than the Detroit Metropolitan area.

      Section 2. Term. The term of active employment under this Agreement (the "Employment Period") shall commence as of the date hereof and shall remain in effect until September 2, 1999 unless earlier terminated as hereinafter provided. The Employment Period shall be automatically renewed for successive one-year periods after the initial term unless terminated by either the Executive or the Company by giving written notice of termination 120 days in advance of the renewal date.

      Section 3. Consulting. In the event of the termination of the Employment Period for any reason other than death or termination by the Company with cause, Executive shall serve as a consultant to the Company until the retirement of Executive (the "Consulting Period"). Consulting services shall be rendered at times and places reasonably convenient to Executive at the request of the Chief Executive Officer of the Company. During the Consulting Period and until the retirement of Executive, Executive

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shall receive  consulting  fees equal to 50% of the salary payable under Section
5.1 of this Agreement at the date of termination of the Employment Period, payable in the same manner as salary under Section 5.1. So long as Executive is receiving consulting fees, the Consulting Period shall be deemed to be employment by the Company for purposes of Sections 7.4 and 7.5 of this Agreement.

      Section 4. Retirement. Executive shall have the right to retire at any time during the Consulting Period. In the event of the termination of the Consulting Period for any reason including retirement, other than death or termination by the Company with cause, Executive shall receive retirement benefits for the remainder of the life of Executive (the ARetirement Period@). During the Retirement Period, Executive shall receive retirement benefits equal to 50% of the salary payable under Section 5.1 of this Agreement at the date of termination of the Employment Period, payable in the same manner as salary under
Section 5.1.

      Section 5. Compensation.
      5.1. Salary. For all the services to be rendered by the Executive hereunder, the Company agrees to pay, during the Employment Period, a salary at the rate of not less than Two Hundred Fifty Thousand Dollars No/100 ($250,000) per annum payable every two weeks or otherwise according to the Company's regular pay schedule for salaried employees. The Company and the Executive agree that the salary provided herein shall be subject to an annual increase to reflect increases in the cost of living, determined with reference to an inflation index to be agreed upon by the Company and the Executive from time to time, and discretionary annual increases, as determined by the Board of Directors of the Company, based on the individual performance of the Executive and the financial performance of the Company. In the event of the permanent mental or physical disability of the Executive, the annual salary or consulting fees payable by the Company pursuant to this Agreement shall be reduced by the amount of any Company provided disability insurance benefits actually received by the Executive.



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      5.2. Bonus.  During the Employment Period, the Executive shall be eligible for such bonuses as may be deemed advisable by the Board of Directors of the Company based on the individual performance of the Executive and the financial performance of the Company.

      5.3. Other Benefits. During the Employment Period the Executive shall be eligible for all non-wage benefits, including health, disability and life insurance, pension and profit sharing, stock option, automobile use or allowance, and organizational membership fees, that the Company provides generally for its senior executive officers.

      Section 6. Business Expenses. Subject to policies established from time to time by the Company, the Company shall reimburse the Executive for the reasonable, ordinary and necessary expenses incurred by her in connection with the performance of her duties hereunder, including ordinary and necessary travel expenses and entertainment expenses.

      Section 7. Covenants of Executive.
      7.1. Non-Competition. During the Employment Period, the Executive shall not, without the Company's prior written consent, which may be withheld at the Company's sole discretion, engage in any other business activity for gain, profit or other pecuniary advantage (except the investment of funds in such form or manner as shall not require any material services on the part of the Executive in the operation of the affairs of the companies in which such investments are made) or engage in or any manner be connected or concerned, directly or indirectly, whether as an officer, director, stockholder, partner, owner, employee, creditor or otherwise, with the operation, management or conduct of any business anywhere in the world that competes with business of the Company or that utilizes technology of a nature similar to that utilized by the Company.

      7.2. Confidentiality. During the Employment Period and following the termination thereof for any reason, the Executive shall not disclose or make any use of, for her own benefit or for the benefit of any business or entity other than the Company,

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any secret or confidential information or any other information of or pertaining to the Company, its business, products, financial affairs, licensees or customers or services not generally known by the public and which was acquired by her during her affiliation with the Company.

      7.3. Inventions and Secrecy. Except as otherwise provided in this Section 7.3, the Executive shall (a) hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge, data, know-how or trade secrets of the Company or its business or operations obtained by the Executive during her association with the Company which shall not be generally known to the public or recognized as standard practice (whether or not developed by the Executive) and shall not, during her employment by the Company and after the termination of such employment for any reason, communicate or divulge any such information, knowledge, data, know-how or trade secrets to any person, firm or corporation other than the Company or persons, firms or corporations designated by the Company, (b) promptly disclose to the Company all inventions, ideas, devices, processes, formulas, compositions, techniques and research and development information (whether patentable or unpatentable and whether or not reduced to practice) made or conceived by her alone or jointly with others from the time of entering the Company's employ until such employment is terminated for any reason, relevant or pertinent in any way, whether directly or indirectly, to the Company, (c) at all times during her employment with the Company, assist the Company (at the Company's expense) to obtain and develop for the Company's benefit patents on such inventions, ideas, devices, processes, formulas, compositions, techniques and research and development, information, and (d) do all such acts and execute, acknowledge and deliver all such instruments as may be necessary or desirable in the opinion of the Company to vest in the Company the entire interest in such inventions, ideas, devices, processes, formulas, compositions, techniques and research and development information.

      7.4. Competition Following Termination. If the employment of the Executive is terminated by the Company for Cause (as defined in Section 8.1) or if the Executive voluntarily terminates her employment with the Company, then within the three-year

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period immediately following such termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company, which consent may be withheld at the sole discretion of the Company, engage in or in any manner be connected or concerned, directly or indirectly, whether as an officer, director, stockholder, partner, owner, employee, creditor or otherwise with the operation, management or conduct of any business anywhere in the world that competes with the business of the Company at the time of such termination or that utilizes technology of a nature similar to that utilized by the Company at the time of such termination. Notwithstanding the foregoing, in no event shall the restrictions of this Section 7.4 continue beyond the period that Executive receives salary or consulting fees under this Agreement.

      7.5. Solicitation of Employees and Customers Following Termination. Within the three-year period immediately following termination of the Executive's employment with the Company for any reason (other than termination by the Company without Cause), the Executive shall not, without the Company's prior written consent, which may be withheld at the Company's sole discretion, directly or indirectly, on her own behalf or on behalf of any other person or entity (a) solicit, contact, interfere with or divert any licensee or customer of the Company, or any prospective customer identified by or on behalf of the Company, during the Executive's association with the Company or (b) solicit or hire any person then employed by the Company or employed by the Company at any time during the preceding 12-month period.

      7.6. Acknowledgment. The Executive acknowledges that the restrictions set forth in Section 7 are reasonable in scope and essential to the preservation of the Company's business and proprietary properties and that the enforcement thereof shall not in any manner preclude the Executive, in the event of the Executive's termination of employment with the Company, from becoming gainfully employed in such manner and to such extent as to provide a standard of living for herself, the members of her family, and those dependent upon her of at least the sort and fashion to which she and they have become accustomed and may expect.

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      7.7.  Severability.  The covenants of the Executive contained in Section 7 hereof shall each be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants. Both parties hereby expressly agree that it is not the intention of either party to violate any public policy, statutory or common law, and that if any sentence, paragraph, clause or combination of the same of this Agreement is in violation of the law of any state where applicable, such sentence, paragraph, clause or combination of the same shall be void in the jurisdictions where it is unlawful, and the remainder of such paragraph and this Agreement shall remain binding on the parties to make the covenants of this Agreement binding only to the extent that it may be lawfully done under existing applicable laws. In the event that any part of any covenant of this Agreement is determined by a court of law to be overly broad thereby making the covenant unenforceable, the parties hereto agree, and it is their desire, that such court shall substitute a judicially enforceable limitation in its place, and that as so modified the covenant shall be binding upon the parties as if originally set forth herein.

      Section 8. Termination.
      8.1. Termination for Cause; Voluntary Termination. The Company shall have the option to terminate the Employment Period, Consulting Period or Retirement Period for cause ("Cause") in the event of (a) a material breach by the Executive of the covenants provided in Section 7 of this Agreement, (b) the commission by the Executive of theft or embezzlement of material items of Company property, (c) the conviction of the Executive of a crime resulting in material injury to the business, property or reputation of the Company, or (d) the Executive's gross dereliction or malfeasance in the performance of her duties hereunder (other than as a result of the Executive's mental or physical disability), provided that such dereliction or malfeasance continues uncorrected during the notice period described in the next sentence. Any termination pursuant to this Section 8.1 shall be effective only upon the expiration of a 120-day period following delivery by the Company to the Executive of a written notice of such termination, setting forth in

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reasonable detail the grounds for such termination, if the circumstance or event providing such grounds is not cured by the Executive during such 120-day period. Neither the Executive's termination of her employment with the Company due to the Company's breach of this Agreement, nor the Executive's election not to renew the Employment Period pursuant to Section 2, shall be deemed to constitute a voluntary termination of the Executive's employment for purposes of this Agreement.

      8.2.  Survival of  Covenants.  The covenants of the Executive set forth in
Section 7 of this Agreement shall survive the termination of the Employment Period or Consulting Period or termination of this Agreement, regardless of the reason therefor.

      8.3. Continuation of Insurance. Following the termination or expiration of the Employment Period for any reason, the Company shall, at its expense, continue the medical, disability and life insurance coverage of the Executive and the Executive's spouse, as in effect at such time, during the Consulting
Period, the Retirement Period and for the remainder of the lives of the Executive and the Executive's spouse or until the date the Executive or the Executive's spouse secures comparable coverage provided by another employer.

      Section 9. General Provisions.
      9.1. Notice. Any notice required or permitted hereunder shall be made in writing (a) either by actual delivery of the notice into the hands of the party thereunder entitled, or (b) by the mailing of the notice in the United States mail, certified or registered mail, return receipt requested, all postage prepaid and addressed to the party to whom the notice is to be given at the party's respective address set forth below, or such other address as the parties may from time to time designate by written notice as herein provided.

As addressed to the Company:
            Energy Conversion Devices, Inc.
            1675 West Maple Road
            Troy, Michigan 48084
            Attention: Secretary of the Board of Directors


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With a copy (which shall not constitute notice) to:
            Chester T. Kamin, Esq.
            Jenner & Block
            One IBM Plaza
            Chicago, Illinois 60611

As addressed to the Executive:
            Iris M. Ovshinsky
            2700 Squirrel Road
            Bloomfield Hills, Michigan 48304

With a copy (which shall not constitute notice) to:
            Alan E. Schwartz, Esq.
            Honigman Miller Schwartz and Cohn
            2290 First National Building
            Detroit, Michigan 48226

The notice shall be deemed to be received in case (a) on the date of its actual receipt by the party entitled thereto and in case (b) on the third day after date of its mailing.

      9.2. Amendment and Waiver. No amendment or modification of this Agreement shall be valid or binding upon the Company unless made in writing and signed by an officer of the Company duly authorized by the Board of Directors or upon the Executive unless made in writing and signed by her. The waiver by either party of the breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach.

      9.3. Governing Law. THE VALIDITY AND EFFECT OF THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF MICHIGAN.

      9.4. Entire Agreement. This Agreement contains all of the terms agreed upon by the parties with respect to the subject matter hereof and supersedes all prior

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agreements, arrangements  and  communications  between the parties dealing with such subject matter, whether oral or written.

      9.5. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the transferees, successors and assigns of the Company, including any company or corporation with which the Company may merge or consolidate, and shall be binding upon the Executive and shall inure the benefit of the Executive and her heirs, executors, personal representative and beneficiaries.

      9.6. Remedies for Breach. The Executive specifically acknowledges that her services under this Agreement are unique and extraordinary and that irreparable injury shall result to the Company and its business and property in the event of a breach of the terms and conditions of this Agreement to be performed by her (including, but not limited to, leaving the employment provided for hereunder). The Executive, therefore, agrees that in the event of her breach of any of the terms and conditions of this Agreement to be performed by her (including, but not limited to, leaving the employment provided for hereunder) the Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity and without posting any bond or other security, to enjoin her from performing services for any other person, firm or corporation in violation of any of the terms of this Agreement, and to obtain damages for any breach of this Agreement. In the event of the breach by the Company of any of the terms and conditions of this Agreement to be performed by it, the Executive's remedies shall be similarly free of limitations. The remedies provided herein shall be cumulative and in addition to any and all other remedies which either party may have at law or in equity.

      9.7. Costs of Enforcement. In the event of any suit or proceeding by the Executive seeking to enforce the terms, covenants, or conditions of this Agreement, the Executive, if she prevails, shall in addition to all other remedies and relief that may be available under this Agreement or applicable law recover her reasonable attorneys' fees and costs as shall be determined and awarded by the court.

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      9.8.  Headings.  Numbers and titles to paragraphs hereof are for information purposes only and, where inconsistent with the text, are to be disregarded.

      9.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together, shall be and constitute one and the same instrument.

                                  *  *  *  *  *
      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date and year first written above.

                                          ENERGY CONVERSION DEVICES, INC.


                                          By /s/ R.C. Stempel
                                          -----------------------------------
                                                R.C. Stempel
                                                Chairman & Executive Director


                                          /s/ Iris M. Ovshinsky
                                          -------------------------------
                                               Iris M. Ovshinsky









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